[ROPES & GRAY LETTERHEAD]

EX-99.(i)2

April 18, 2005

VIA PERSONAL DELIVERY

Dodge & Cox Funds

555 California Street

40th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

We hereby consent to the reference to our firm contained under the caption “Independent Legal Counsel to the Independent Trustees” in the statement of additional information included in Post-Effective Amendment No. 73 to the Registration Statement of the Dodge & Cox Funds.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP